UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2013 (January 6, 2013)

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

(813) 421-7605

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2013, Green Tree Servicing LLC (“Green Tree”), a Delaware limited liability company and a wholly-owned subsidiary of Walter Investment Management Corp. (the “Company”) entered into a Mortgage Servicing Rights Purchase and Sale Agreement (the “Purchase and Sale Agreement”), by and between Green Tree, as purchaser, and Bank of America, National Association (the “BANA” or “Seller”), as seller, whereby Green Tree will acquire from BANA the mortgage servicing rights and related assets (the “MSRs”) relating to a portfolio of residential mortgage loans owned by Fannie Mae and having an unpaid principal balance (“UPB”) as of November 30, 2012 of approximately $93 billion.

Under the terms of the Purchase and Sale Agreement, the purchase price for the Fannie Mae MSRs is expected to be approximately $519 million (subject to adjustment for the actual UPB of the related mortgage loans as of the date of closing and other customary post-closing adjustments) or a purchase price percentage equal to 0.56% of UPB. Green Tree paid an earnest money deposit of $51,849,781.43 the first business day following the signing date, and the remainder of the purchase price will be payable in installments, 50% of which will be paid on the closing date (less the earnest money deposit), and the remaining 50% of which will be paid on each servicing transfer date pro rata according to the UPB of the mortgage loans transferred on each such date (in each case, together with interest at the Federal funds rate). In addition, Green Tree expects to purchase approximately $1 billion in related advances, payable within a specified period following servicing transfer of the related mortgage loans. The parties expect to close the transaction on January 31, 2013. The Seller will subservice the related Mortgage Loans from the closing date until the applicable servicing transfer date.

Green Tree and the Seller have made customary representations and warranties in the Purchase and Sale Agreement, which will survive until eighteen (18) months after the closing date, provided, however, that certain representations and warranties relating to servicing advances and third-party claims (and the related indemnification obligations of the parties) will survive until four (4) years after the closing date, and certain fundamental representations and warranties (and the related indemnification obligations of the parties) will survive indefinitely. Under limited circumstances, such survival periods will extend to five (5) years with respect to claims by Green Tree against the Seller arising out of or resulting from missing or materially inaccurate credit and servicing files. The indemnification obligations of the Seller (other than with respect to the Seller’s covenants and certain fundamental representations and warranties) are subject to a threshold equal to 1.5% of the purchase price, and the Seller will not be obligated to indemnify Green Tree for losses below such threshold. Green Tree is also entitled to the benefit of the indemnification threshold on similar terms, except with respect to its obligation to pay the purchase price and reimburse the Seller for servicing advances following the applicable servicing transfer date. Green Tree and the Seller also are subject to certain limitations with respect to the procedures by which such claims are made under the Purchase and Sale Agreement.

In addition, the Seller will have an obligation to repurchase the related MSR for any mortgage loan if the Seller or its affiliate is obligated to repurchase the related mortgage loan from Fannie Mae. The repurchase price for any MSR will equal: from the closing date until the first anniversary of the closing date, 100% of the original purchase price percentage multiplied by the UPB of the related mortgage loan as of the date of repurchase; after the first anniversary of the closing date until the second anniversary of the closing date, 75% of the original purchase price percentage multiplied by the UPB of the related mortgage loan as of the date of repurchase; after the second anniversary of the closing date until the third anniversary of the closing date, 50% of the original purchase price percentage multiplied by the UPB of the related mortgage loan as of the date of repurchase; after the third anniversary of the closing date until the fourth anniversary of the closing date, 25% of the purchase price percentage multiplied by the UPB of the related mortgage loan as of the date of repurchase; and after the fourth anniversary of the closing date, zero.

Green Tree and the Seller have made customary covenants in the Purchase and Sale Agreement with respect to servicing the MSRs, including, but not limited to, covenants with respect to assignment of the MSRs, compliance with servicing standards, obtaining consents, providing required notices, responsibility for certain real estate taxes and hazard, mortgage and flood insurance, delivery of mortgage loan documentation and information, availability of escrow account balances, responsibility for the treatment and handling of payments made by mortgagors, the solicitation of mortgagors, providing access to information, appointment of a custodian for the documents relating to the mortgage loans, restrictions on subsequent transfers of the MSRs, and entry of the parties into a joint marketing protocol with respect to mortgagor refinancing efforts.

The Closing is subject to certain customary closing conditions, including, among others, (i) the parties obtain and satisfy certain third-party and governmental consents and requirements, (ii) the absence of any action, suit or proceeding that would materially or adversely affect the closing, (iii) the accuracy of representations and warranties when and to the extent specified, (iv) the performance in all material respects of all terms, conditions, covenants and obligations required prior to the closing date, and (v) the delivery of all other documents required by the Purchase and Sale Agreement.

The Purchase and Sale Agreement contains specified termination rights for the parties. Among other circumstances, either party may terminate the Purchase and Sale Agreement if the transaction is not consummated by March 31, 2013.

The foregoing summary of the Purchase and Sale Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase and Sale Agreement which will be filed with the Company’s 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: January 10, 2013	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary